UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 3, 2010
Burlington Coat Factory Investments Holdings, Inc. (Exact Name of Registrant As Specified In Charter)
Delaware (State or Other Jurisdiction of Incorporation)	333-137917 (Commission File Number)	20-4663833 (IRS Employer Identification No.)
1830 Route 130 North Burlington, New Jersey 08016 (Address of Principal Executive Offices, including Zip Code)
(609) 387-7800 (Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On November 3, 2010, Burlington Coat Factory Warehouse Corporation (the “Company”) and Burlington Coat Factory Investments Holdings, Inc. (“Holdings”) issued a press release announcing their intention to commence cash tender offers for any and all of the Company’s outstanding 11⅛% Senior Notes due 2014 and Holdings’ outstanding 14½% Senior Discount Notes due 2014.   A copy of the press release announcing the cash tender offers is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On November 3, 2010, the Company announced its intention to offer $500.0 million aggregate principal amount of senior unsecured notes in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended. A copy of the press release announcing the senior notes offering is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                                           Description

99.1	Press Release dated November 3, 2010.
99.2	Press Release dated November 3, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC.

/s/ Robert L. LaPenta, Jr.
Robert L. LaPenta, Jr. Vice President and Treasurer

Date: November 3, 2010

EXHIBIT INDEX

 Exhibit No.                                                      Description
99.1	Press Release dated November 3, 2010.
99.2	Press Release dated November 3, 2010.